Exhibit 5

LEGAL & COMPLIANCE, LLC

LAURA ANTHONY, ESQUIRE STUART REED, ESQUIRE	WWW.LEGALANDCOMPLIANCE.COM DIRECT E-MAIL: LANTHONY@LEGALANDCOMPLIANCE.COM

November 9, 2005

Sun New Media, Inc.
P.O. Box 297
1142 South Diamond Bar Boulevard
Diamond Bar, CA 91765

Gentlemen:

        Re: Registration Statement on Form S-8

        You have advised us that SE Global Equities Corp. (the "Company"), a Minnesota corporation, is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement") to register 250,000 shares of common stock of the Company with a par value per share of $0.01("Shares"), issuable pursuant to a management agreement entered into by the Company with Capital Alliance Group Inc. (the "Agreement"). As legal counsel to the Company, you have requested us to furnish you with our opinion as to the legality of such Shares as shall be offered by the Company pursuant to the Agreement and the Registration Statement.

        We have examined the Company's Articles of Incorporation, as amended, its Bylaws, and the resolutions of the Company's Board of Directors, with respect to the matters relating to the Agreement and the Registration Statement. We have also examined such other corporate records of the Company and the Company's public filings with the Securities and Exchange Commission, as we have deemed relevant and necessary, and have also considered such questions of law, as we have deemed relevant and necessary as a basis for the opinion expressed herein. We have, for the purposes of this opinion, assumed the genuineness and authenticity of all signatures on documents provided to us by the Company, and the authenticity of all documents and records submitted to us by the Company, including any copies thereof as being conforming to the originals thereof.

        Based upon and subject to the foregoing qualifications expressed herein, we are of the opinion that the Shares to be issued by the Company and sold pursuant to the Registration Statement will be, when issued by the Company pursuant to the terms of the Agreement, validly issued, fully paid, and non-assessable

330 CLEMATIS STREET, #217 ∙ WEST PALM BEACH, FLORIDA  ∙ 33401 ∙ PHONE: 561-514-0936 ∙ FAX 561-514-0832
OFFICES IN WEST PALM BEACH AND MIAMI BEACH

Sun New Media, Inc.
Page Two
November 9, 2005

This opinion is being furnished to the Company solely in connection with the Company's filing of the Registration Statement with the Securities and Exchange Commission, and we hereby consent to the use of this opinion as an exhibit thereto. This opinion may not be relied upon, used by, or distributed to any person or entity for any purpose other than that expressly set forth herein without our prior express written consent.

Sincerely yours,

/s/ Laura E. Anthony

Laura E. Anthony,
For the Firm

330 CLEMATIS STREET, #217 ∙ WEST PALM BEACH, FLORIDA  ∙ 33401 ∙ PHONE: 561-514-0936 ∙ FAX 561-514-0832
OFFICES IN WEST PALM BEACH AND MIAMI BEACH